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                                                                   EXHIBIT 10.41

                         BARTER SYNDICATION AGREEMENT

MEMORANDUM OF AGREEMENT, made as of January 5, 1996, between SABAN ENTERTAINMENT, INC. ("Saban"), and FOX BROADCASTING COMPANY, INC. ("Fox").

Saban and Fox hereby agree as follows:

1. Saban hereby engages Fox to provide barter advertising sales for the 1996-97 broadcast season of the Saban Kids Network ("SKN") television programming, consisting of the following series (collectively "SKN Series"):

     a.   Monday-through-Friday strip series:

          (1)  Saban's Masked Rider

          (2)  Samurai Pizza Cats

     b.   Once-per-Week series:

          (1) Saban's Adventures of Oliver Twist

          (2) Dragon Ball Z

          (3) Eagle Riders

          (4) Sweet Valley High

          (5) The Why Why Family

Saban reserves the right, in its sole discretion, to determine the split between local and national advertising in each SKN Series program broadcast and to replace any of the SKN Series.

2. Fox will sell the barter advertising time Saban makes available in the SKN Series programs during the 1996-97 broadcast season. Fox's services will include ad sales, sales administration, account maintenance, ratings processing, credit and collection, sales data entry and reporting, and commercials broadcast standards and practices. Saban reserves the right to designate all or any portion of the spot inventory for Saban's clients and/or for Saban's own use.

3. In consideration of the services rendered by Fox to Saban hereunder, Saban will pay Fox a barter advertising sales fee of $800,000, payable in installments of $200,000 each on September 15, 1996, December 15, 1996, March 15, 1997, and June 15, 1997.
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4.  Saban agrees to engage Global and Dubs to effect the physical distribution of SKN Series programs for the 1996-97 broadcast season; provided, however, Saban will have no obligation to continue to use either Global or Dubs, Saban will pay all physical distribution costs directly.

5. This memorandum of agreement sets forth the entire understanding between Saban and Fox regarding the subject matter hereof and may not be modified except in writing signed by the party to be bound. This memorandum of agreement will be interpreted under California law. Federal and state courts (as applicable) located in Los Angeles County, California, will have exclusive jurisdiction in resolution of disputes arising between Saban and Fox with respect to this memorandum of agreement constitutes the legally binding agreement between Saban and Fox.

AGREED AND ACCEPTED:

SABAN DOMESTIC SERVICES, INC.           FOX BROADCASTING COMPANY


By  /s/ Mel Woods                   By /s/ L. Jacobson
   _____________________              __________________
  Its                                Its Executive Vice President